Exhibit 10.1

MUTUAL TERMINATION OF LICENSE AGREEMENT

This MUTUAL TERMINATION OF LICENSE AGREEMENT (the “Termination Agreement”) is made effective as of the date of last signature, below (“Effective Date”), by and between PMGC Holdings Inc., a Nevada corporation having NV Business ID: NV20243244314, formerly Elevai Labs, Inc., a Delaware corporation, with an address located at 120 Newport Center Drive, Suite 250, Newport Beach, California 95618 (“Licensee”) and INmune Bio Inc., a Nevada corporation with an address at 225 NE Mizner Blvd., STE 640, Boca Raton, FL 33432 (“INmuneBio”). Each of Licensee and INmuneBio may be individually referred to as a “Party,” or collectively as the “Parties”.

WHEREAS, the Parties previously entered into a non-exclusive, but exclusive as to the Field and Territory, License Agreement with effective date of January 15, 2024, which was further amended on July 9, 2024 (together, the “Agreement”); and

WHEREAS, the Parties now express mutual intent to terminate the Agreement.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Mutual Termination.

The Agreement shall be terminated effective as of the Effective Date hereof. Upon such termination, and except as indicated in the Agreement as surviving termination, no further obligations will be required of either Party in furtherance of the Agreement.

All capitalized terms herein shall have the meaning as ascribed in the Agreement.

IN WITNESS WHEREOF, each of the Parties has duly executed this First Amendment to the License Agreement as of the Effective Date.

INmuneBio	Licensee

/s/ RJ Tesi	/s/ Graydon Bensler
RJ Tesi, CEO	Graydon Bensler, CEO
Date: 2/27/2025	Date: 2/27/2025